EX-99.77C: Submission of Matters to a Vote of Security Holders

The Definitive Information Statement on Form DEF 14C (Accession No. 0001193125-17-263685) filed with the U.S. Securities and Exchange Commission on August 21, 2017, is herein incorporated by reference

The Definitive Information Statement on Form DEF 14C (Accession No. 0001193125-17-305180) filed with the U.S. Securities and Exchange Commission on September 6, 2017, is herein incorporated by reference